                                                                    EXHIBIT 10.2

                                                                  Execution Copy
                                                                  --------------


                               EXCHANGE AGREEMENT

THIS IS AN EXCHANGE AGREEMENT, dated as of April 17, 2001 (the "Agreement"), by
                                                                ---------
and among ABC-NACO INC., a Delaware corporation, having its principal office at 2001 Butterfield Road, Suite 502, Downers Grove, Illinois 60515 (the "Company")
                                                                      -------
and the individual and entities listed on Exhibit A hereto (individually
                                          ---------
referred to as an "Investor" and collectively as the "Investors").
                   --------                           ---------

                                   BACKGROUND
                                   ----------

     A. The Company has (i) twenty-five million shares of common stock, par value $0.01 per share, of which 19,872,242 were issued and outstanding on April 16, 2001, and (ii) as of the date hereof (x) authorized 1,000,000 shares of preferred stock, par value one dollar ($1.00) per share (the "Preferred Stock"),
                                                              ---------------
of which 100,000 shares are designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock") and (y) 300,000 shares are issued
                  -------------------------
and outstanding and are designated as Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). The Company's Common Stock is currently
        ------------------------
traded on the Nasdaq National Market ("NASDAQ").
                                       ------

     B. The Company is engaged in the business of design, engineering and manufacture of high performance freight railcar, locomotive and passenger rail suspension and coupler systems, wheels and mounted wheel sets, and specialty track products, and supplying freight as well as highly engineered valve bodies and components for industrial flow control systems worldwide.

     C. Concurrently with the execution hereof, the Investors and other funds sponsored by ING Furman Selz Investments have entered into a Commitment Letter (the "Senior Notes Commitment Letter") with the Company pursuant to which,
      ------------------------------
subject to the terms and conditions thereof, the Company shall issue to and sell to such parties, and such parties shall purchase, $15 million in initial principal amount of the Company's Senior Second Secured Notes (the "Senior
                                                                    ------
Second Secured Notes").
--------------------

     D. The Company desires to designate a new series of its Preferred Stock, to be known as the Series B-1 Cumulative Convertible Participating Preferred Stock, par value one dollar ($1.00) per share (the "Series B-1 Preferred
                                                    --------------------
Stock").  Concurrently with the closing of the sale of the Senior Second Secured
-----
Notes pursuant to the Commitment Letter, the Company desires to issue shares of Series B-1 Preferred Stock in exchange for all of the outstanding shares of Series B Preferred Stock, and the Investors desire to exchange all of their shares of Series B Preferred Stock for shares of the Series B-1 Preferred Stock, subject to the terms and conditions contained herein (the foregoing transactions hereinafter referred to as the "Exchange").

                                     TERMS
                                     -----

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                      ARTICLE I   EXCHANGE OF SECURITIES

     Section 1.1.   Dividend; Exchange of Series B Preferred Stock.
                    -----------------------------------------------

                    (a) At or before the Closing (as defined in Section 1.2) the Company shall declare and pay in cash a dividend equal to 40% of the accrued but unpaid dividends (calculated on a daily basis) on the outstanding shares of Series B Preferred Stock (the "Series B Dividend").
                               -----------------

                    (b) Subject to the terms and conditions set forth herein, at the Closing the Company shall issue and deliver to each Investor, and each Investor shall receive from the Company, in exchange for the shares of Series B Preferred Stock held by such Investor as set forth on Exhibit A, a number of
                                                      ---------
shares of Series B-1 Preferred Stock equal to the sum of (i) the number of shares of Series B Preferred Stock set forth opposite such Investors name on Exhibit A hereto, plus (ii) the amount of accrued but unpaid dividends on such
---------
number of shares of Series B Preferred Stock (accrued on a daily basis) to the date of Closing, divided by $100.

     Section 1.2.   Closing.  (a) Subject to the terms and conditions of this
                    -------
Agreement, the closing of the Exchange (the "Closing") will take place
                                             -------
concurrently with the closing of the sale of the Senior Second Secured Notes pursuant to the Commitment Letter, but in no event later than June 1, 2001, at the offices of Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793, or on such other date to be mutually agreed by the parties hereto (the "Closing Date").
                                   ------------

                    (b) At Closing, (i) the Company will deliver to each Investor a stock certificate representing the number of shares of Series B-1 Preferred Stock to which such Investor is entitled, registered in the name of such Investor, or an affiliate or associate of such Investor, as such Investor may designate in writing to the Company and (ii) each Investor shall deliver to the Company such Investor's shares of Series B Preferred Stock, by surrender of the number of shares of Series B Preferred Stock set forth opposite such investor's name on Exhibit A hereto, accompanied by stock powers or other documents of transfer duly endorsed in blank.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY
                                --------------

          The Company hereby represents and warrants to the Investors as follows:

     Section 2.1.   Approval of the Board of Directors. The Board of Directors
                    ----------------------------------
of the Company has taken all actions necessary or appropriate to authorize and to ratify the execution, delivery and performance of this Agreement and each other Document, other agreement or instrument contemplated herein and the transactions contemplated hereby, including authorization of the issuance, sale and delivery of the shares of Series B-1 Preferred Stock.

     Section 2.2.   Issuance of Series B-1 Preferred Stock and Reservation of
                    ---------------------------------------------------------
Common Shares. The issuance, sale and delivery of the shares of Series B-1
-------------
Preferred Stock have been duly authorized by all requisite corporate action of the Company and the shares of Series B-1 Preferred Stock to be issued to the Investors in accordance with the terms of this Agreement and the Certificate of Designation (as defined in Section 4.4), when issued and delivered in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable, free and clear of any liens, claims and encumbrances of any kind or nature ("Liens") and not subject to preemptive or other similar rights of the
         -----
stockholders of the Company. The Company has authorized the reservation of and the issuance of the shares of Common Stock reserved for issuance upon conversion of the Series B-1 Preferred Stock and as otherwise set forth in the Certificate of Designation, in accordance with the Certificate of Designation, and when issued and delivered in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable, free and clear of any Liens) and not subject to preemptive or other similar rights of the stockholders of the Company.

     Section 2.3.   Organization and Qualification. The Company is a corporation
                    ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted.

                    (a)  Capitalization.
                         --------------

                         (i)  As of April 16, 2001, the authorized capital stock
of the Company consists of 25,000,000 shares of Common Stock, 19,872,242 of which are issued and outstanding, and 1,000,000 shares of Preferred Stock, of which (i) 100,000 are designated as Series A Preferred Stock, none of which are issued or outstanding and (ii) 300,000 are designated as Series B Preferred Stock, all of which are issued and outstanding.

     Section 2.4.   Authorization and Enforceability. The Company has all
                    --------------------------------
requisite corporate power and authority to execute and deliver this Agreement and each other Document, agreement or instrument contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and each other Document, agreement or instrument executed or to be executed by the Company in connection herewith and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of the Company. This Agreement and each other Document, agreement or instrument contemplated hereby, has been or will be duly and validly executed and delivered by the Company and, assuming this Agreement and each other Document, agreement or instrument executed, or to be executed, by the Company in connection herewith, constitutes a valid and binding obligation of the Investors, this Agreement and each other Document, agreement or instrument contemplated hereby, constitutes or will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     Section 2.5.   No Violation; Consents and Approvals. (a) Neither the
                    ------------------------------------
execution and delivery of this Agreement or any Document, agreement or instrument contemplated hereby by the Company nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in any violation or breach of, or constitute a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount of rent), cancellation or acceleration or result in the creation or imposition of (with or without notice or lapse of time, or both), of any Liens upon any of the properties or assets or the Company or its Subsidiaries) under,
(i) the Restated Certificate of Incorporation or Bylaws of the Company or similar organizational and governance documents of any of its Subsidiaries, each as amended, (ii) the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or to their properties or assets, or (iii) any permit, license, approval, franchise, or other governmental or regulatory authorization held or used by or binding upon the Company or any of its Subsidiaries or their properties or assets, other than, in the case of clauses
(ii) or (iii), any such conflicts, violations, breaches, defaults, rights or Liens that, individually or in the aggregate, reasonably could not be expected to have a Material Adverse Effect.

             (b) No consent, approval, order or authorization of, or registration, declaration or filing with, (w) the stockholders of the Company,
(x) any Federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof) or court or arbitrator, domestic or foreign (an "Authority"), (y) the Nasdaq National Market
                                     ---------
("NASDAQ"), or (z) any third party, is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or each other Document, agreement or instrument contemplated hereby by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission ("SEC") of a notice on Form D or such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement or any other Document or instrument contemplated hereby and the transactions contemplated hereby or thereby, (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law (the "DGCL"), (iii) applicable state "blue sky" filings, if any,
                      ----
and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, which have been obtained or made or the failure of which to be obtained or made, individually or in the aggregate, reasonably could not be expected to have a Material Adverse Effect.

     Section 2.6.   Offering of Shares of Series B-1 Preferred Stock. Neither
                    ------------------------------------------------
the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the shares of Series B-1 Preferred Stock), which might subject the offering, issuance and sale of the shares of Series B-1 Preferred Stock to the registration requirements of Section 5 of the Securities Act.

     Section 2.7.   Disclosure. To the Company's knowledge, no representation or
                    ----------
warranty made by the Company, nor any of the documents or written information furnished or to be furnished by or on behalf of the Company to the Investors in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     Section 2.8.   Broker's Fees.  The Company has not employed any broker or
                    -------------
finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby.

     Section 2.9.   Rights Agreement. The Investors, and any of their permitted
                    ----------------
assignees, shall not be deemed an Acquiring Person pursuant to the Rights Agreement, dated as of September 29, 1995, as amended, up to the date hereof (the "Rights Agreement"), between the Company and La Salle National Trust, N.A.
      ----------------
The execution, delivery or performance of this Agreement or the transactions contemplated hereby shall not constitute an event triggering the rights afforded under the Rights Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                               OF EACH INVESTOR
                               ----------------

             Each Investor hereby represents and warrants to the Company, severally and not jointly, as follows:

     Section 3.1.   Organization. Each Investor, who is not an individual, is
                    ------------
duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and have the requisite corporate or other power to carry on its business as it is now being conducted.

     Section 3.2.   Authority Relative to this Agreement; No Conflict.  Each
                    -------------------------------------------------
Investor has the requisite corporate or other power, capacity and authority to execute and deliver this Agreement, to perform such Investor's obligations hereunder and to consummate the transactions contemplated hereby without the consent of any other person (except for such consents as have heretofore been obtained). This Agreement has been duly and validly executed and delivered by each Investor and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each Investor enforceable against such Investor in accordance with its terms, and will not conflict with any other agreement to which such Investor is a party.

     Section 3.3.   Investment Intent.  The shares of Series B-1 Preferred Stock
                    -----------------
being acquired hereunder are being purchased by each Investor for investment for such Investor's own account, and not with a view to any resale, distribution or other transfer thereof that would violate the Securities Act, or the applicable state securities laws of any state. None of the

Investors will distribute the shares of Series B-1 Preferred Stock in violation of the Securities Act or the applicable securities laws of any state.

     Section 3.4.   Economic Risk.  Each Investor is well versed in financial
                    -------------
matters, has had extensive dealings over the years in securities and is fully familiar with the operating history and financial results of the Company and is fully capable of understanding the type of investment being made pursuant to this Agreement and the risks involved in connection therewith. Each Investor is financially able to hold the Series B-1 Preferred Stock for long-term investment, believes that the nature and amount of the Series B-1 Preferred Stock being acquired by the Investor are consistent with the Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the acquisition of the Series B-1 Preferred Stock.

     Section 3.5.   Litigation.  There is no action, suit, investigation or
                    ----------
proceeding pending against, or to the knowledge of the Investor, threatened against or affecting, such Investor before any Authority that in any manner challenges or seeks to prevent, enjoin, alter or materiality delay the transactions contemplated this Agreement.

     Section 3.6.   Additional Representations. Each Investor: (a) is an
                    --------------------------
accredited investor within the meaning of Rule 501(a) under the Securities Act;
(b) is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement and is aware that the certificates representing the Investor's respective ownership of Series B-1 Preferred Stock will bear related restrictive legends; (c) is acquiring the shares of the Company hereunder without registration under the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act;
(d) has been given the opportunity to ask questions of, and receive answers from, the officers of the Company regarding the Company, its current and proposed business operations and the Series B-1 Preferred Stock, and the officers of the Company have made available to each Investor all documents and information that the Investor has requested relating to an investment in the Company; (e) has access to all of the Company's public filings with the SEC; (f) acknowledges that the Company is entering into this Agreement in reliance upon the Investor's representations and warranties and other covenants and agreements contained herein; and (g) acknowledges that each Investor is entering into this Agreement in reliance upon the Company's representations and warranties and other covenants and agreements contained herein.

     Section 3.7.   Rule 144.  Each Investor acknowledges that the Series B-1
                    --------
Preferred Stock must be held indefinitely unless registered under the Securities Act or unless an exemption for such registration is available. Each Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. Each Investor agrees that prior to any proposed transfer of the Series B-1 Preferred Stock, such Investor shall give notice to the Company describing the manner and circumstances of the proposed transfer and, if reasonably requested by the Company, such Investor shall deliver an opinion of legal counsel, addressed to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act.

     Section 3.8.   Broker's Fees. None of the Investors has employed any broker
                    -------------
or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby.

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

     Section 4.1.   Conduct of Business of the Company. During the period from
                    ----------------------------------
the date of execution of this Agreement up to and including the Closing Date, the Company and each of its Subsidiaries will each conduct its business and operations according to its ordinary and usual course of business and consistent with past practice.

     Section 4.2.   Access to Information.
                    ---------------------

                    (a) Between the date of execution of this Agreement and the Closing Date, the Company will upon reasonable notice (i) give the Investors and their authorized representatives access during regular business hours to all of the Company's and its Subsidiaries' offices and to all books and records of it,
(ii) permit the Investors to make such inspections as it may require (and the Company shall cooperate with Investor in any inspections), and (iii) cause its officers and those of its Subsidiaries to furnish the Investors with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as the Investors may from time to time request. The Investors shall maintain the confidentiality of any confidential and proprietary information so obtained by it which is not otherwise available from other sources that are free from similar restrictions; provided, however, that the foregoing shall in no way limit or otherwise
--------  -------
restrict the ability of the Investors or such authorized representatives to disclose any such information concerning the Company or its Subsidiaries which it may be required to disclose (x) to its partners, board members or stockholders, to the extent required to satisfy its fiduciary obligations to such persons, or (y) otherwise pursuant to or as required by law; provided that,
                                                                  --------
to the extent legally permitted, the Investors will notify the Company of such disclosure and afford the Company an opportunity to oppose promptly such disclosure.

                    (b) The Company will provide Investors with copies of the Form 10-K for the year ended December 31, 2000 as filed with the SEC, immediately upon the Company's completion of such Form 10-K.

     Section 4.3.   Reasonable Best Efforts. Subject to the terms and conditions
                    -----------------------
herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such reasonable best efforts shall include, without limitation, (a) the obtaining of all necessary consents, approvals or waivers from third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, and (b) opposing vigorously, to the extent commercially reasonable, any litigation or administrative proceeding relating to this Agreement or the transactions contemplated hereby, including, without limitation, to the extent commercially reasonable, promptly appealing any adverse court or agency order. Notwithstanding the foregoing or any other provisions contained in this Agreement to the contrary, neither the Investors nor any of their affiliates shall be under any obligation of any kind to enter into any negotiations or to otherwise agree with any Authority, including but not limited to any governmental or regulatory authority with jurisdiction over the enforcement of any applicable federal, state, local and foreign antitrust, competition or other similar laws, or any other party to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of any of the Company, the Investors or any of the Investors' affiliates.

     Section 4.4.   Certificate of Designation; Investors Rights Agreement. On
                    ------------------------------------------------------
or before the Closing, the Company shall file a Certificate of Designation, Preferences and Rights of Series B-1 Cumulative Convertible Participating Preferred Stock in the form of Exhibit B hereto (the "Certificate of
                               ---------              --------------
Designation" ) with the Secretary of State of the State of Delaware. On or
-----------
before the Closing Date, the Company and the Investors shall amend the Investors Rights Agreement dated as of March 8, 2000 to provide that it shall be applicable to the Series B-1 Preferred Stock in the same fashion that it applied to the Series B Preferred Stock.

                                   ARTICLE V

                             CONDITIONS TO CLOSING
                             ---------------------

     Section 5.1.   Conditions to Investors' Obligations for Closing.  The
                    ------------------------------------------------
obligation of each Investor to effect the exchange of Series B Preferred Stock for shares of Series B-1 Preferred Stock contemplated hereby is subject to the satisfaction or written waiver of the following conditions in the Investor's sole discretion:

                    (a) the representations and warranties of the Company contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and the representations and warranties of the Company that are qualified by materiality shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except, in either case, to the extent any such representation and warranty specifically refers to a particular date, in which case such representation and warranty shall be true and correct as of such date), and the Company shall have performed, in all material respects, all of its obligations under this Agreement required to be performed by the Company prior to the Closing Date;

                    (b) there shall not have occurred any Material Adverse Effect or any violation of Law by the Company or its Subsidiaries that reasonably could be expected to have a Material Adverse Effect;

                    (c) there shall not have occurred any event which has resulted in or may result in the Company seeking protection from its creditors under any chapter or provision of the United States Bankruptcy Code;

                    (d) each Investor shall have received a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Company, on behalf of the Company, certifying as to the fulfillment of the conditions set forth in clauses (a) through (c) above;

                    (e) no statute, rule, regulation, judgment, order or injunction shall be enacted, entered, promulgated or enforced (i) challenging the transactions contemplated hereby, seeking to restrain or prohibit the transactions contemplated hereby or seeking any damages material in relation to the Company or any Investor, (ii) seeking to impose limitations on the ability of each Investor to acquire or hold, or exercise full rights of ownership of any shares of Series B-1 Preferred Stock, including the right to vote such shares or
(iii) that otherwise reasonably could be expected to have a Material Adverse Effect;

                    (f) each Investor shall have been provided with evidence satisfactory to the Investor in such Investor's reasonable discretion that the Board of Directors of the Company has approved the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL;

                    (g) each Investor shall have received a certificate, dated the Closing Date, duly executed by the Secretary of the Company certifying as to
(i) the attached copy of resolutions of the Board of Directors of the Company authorizing and approving or ratifying the execution, delivery and performance of this Agreement and the other documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and stating that such resolutions have not been modified, amended, revoked or rescinded, and (ii) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement and any other document or instrument contemplated hereby;

                    (h) each Investor shall have received a copy of a certificate of the Secretary of State of the State of Delaware certifying as to the Company's due organization, valid existence and good standing as a domestic corporation in the State of Delaware as of a date not more than two (2) business days prior to the Closing Date;

               (i) each Investor shall have received an opinion of Schiff Hardin & Waite, outside counsel to the Company, dated as of the Closing Date, as to the matters set forth in Sections 2.1, 2.2, 2.4, 2.5(a) (clause (i)), 2.5 (b) and 2.5(c), and such opinion shall be in form and substance reasonably acceptable to the Investors.

               (j) the Company shall have received (and furnished to each Investor evidence thereof reasonably satisfactory to each Investor) any necessary or required approvals or consents from all Authorities and other third parties necessary or required to complete the transactions contemplated hereby, and such approvals and consents shall not have been withdrawn or expired as of the Closing Date and the Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware;

               (k) the Company shall have executed and delivered to each Investor the Amended and Restated Investors Rights Agreement; and

               (l) each Investor shall have been provided with evidence satisfactory to the Investor that the Company has paid, in full, the Series B Dividend to the holders of the Series B Preferred Stock.

     Section 5.2. Conditions to the Company's Obligations for the Closing.  The
                  -------------------------------------------------------
obligations of the Company to issue the shares of Series B-1 Preferred Stock in exchange for the Series B Preferred Stock contemplated hereby is subject to the satisfaction or written waiver of the following conditions:

               (a) the representations and warranties of each Investor contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and the representations and warranties of each Investor that are qualified by materiality shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except, in either case, to the extent any such representation and warranty specifically refers to a particular date, in which case such representation and warranty shall be true and correct as of such date), and each Investor shall have performed, in all material respects, all of its obligations under this Agreement required to be performed by each Investor prior to the Closing Date;

               (b) the Company shall have received certificates from the authorized officer of each Investor, certifying as to the fulfillment of the condition set forth in clause (a) above;

               (c) each Investor shall have executed and delivered to the Company the Amended and Restated Investors Rights Agreement.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     Section 6.1.  Termination; Effect of Termination; Expenses; Fees.
                   --------------------------------------------------

               (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                    (i) by mutual written consent of the Company and the Investors; or

                    (ii) by either party, if the Closing does not occur by June 1, 2001; provided, however, that the right to terminate this Agreement pursuant
         --------  -------
to this Section 6.1(a) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition; or

                    (iii) by either party if any court of competent jurisdiction or any other governmental body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

               (b) In the event of termination and abandonment of this Agreement pursuant to Section 6.1(a), this Agreement, except for the provisions of Section 4.2 (only with respect to confidentiality), shall forthwith become void and have no effect, without any liability on the part of any party or its respective members, partners, shareholders, directors, officers or shareholders; provided, that nothing in this Section 6.1(b) shall relieve any party to this
--------
Agreement of liability for breach of this Agreement.

     Section 6.2.  Extension; Waiver.  The parties hereto, may (a) extend the
                   -----------------
time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 6.3.  Entire Agreement; Assignment.  This Agreement (including the
                   ----------------------------
Schedules and Exhibits hereto) and the other documents and instruments contemplated hereby, (a) constitute the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise; provided, that each Investor may assign any of its rights
                     --------
and obligations hereunder to any affiliate of such Investor prior to Closing and after Closing to any person, but no such assignment shall relieve Investor of its obligations hereunder unless such assignee or transferee agrees in writing to be bound by the terms hereof as though an original signatory hereto.

     Section 6.4.  Enforcement of the Agreement; Governing Law; Jurisdiction.
                   ---------------------------------------------------------
The parties hereto agree that Investor would suffer irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Company. It is accordingly agreed that Investor shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state court located in the State of New York, or the United States District Court for the Southern District of New York or any federal court in the State of New York (as to which the Company agrees to submit to jurisdiction for the purposes of such or any other action), this being in addition to any other remedy to which Investor is entitled at law or in equity. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     Section 6.5.  Validity. The invalidity or unenforceability of any provision
                   --------
of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 6.6.  Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                   if to Investors:
                   ---------------

                   55 East 52nd Street, 37/th/ Floor
                   New York, NY 10055-0002
                   Attention: James L. Luikart
                   Phone:     (212) 409-5600
                   Fax:       (212) 409-5874

                   with a required copy to:
                   -----------------------

                   Dechert
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103-2793
                   Attention: Carmen J. Romano, Esq.
                   Phone:     (215) 994-4000
                   Fax:       (215) 994-2222
                   if to the Company:
                   -----------------

                   ABC-NACO Inc.
                   2001 Butterfield Road
                   Suite 502
                   Downers Grove, IL 60515
                   Attention: Vaughn Makary
                   VP and Corp. Treasurer
                   Phone:   (630) 852-1300
                   Fax:     (630) 737-0162

                   with required copies to:
                   -----------------------

                   ABC-NACO Inc.
                   2001 Butterfield Road
                   Suite 502
                   Downers Grove, IL 60515
                   Attention: Mark F. Baggio, Esq.,
                   VP, General Counsel and Secretary
                   Phone:   (630) 852-1300
                   Fax:     (630) 737-0167

                   Schiff Hardin & Waite
                   6600 Sears Tower
                   Chicago, Illinois  60606
                   Attention: Robert J. Regan, Esq.
                   Phone:     (312) 258-5606
                   Fax:       (312) 258-5700

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 6.7.  Descriptive Headings.  The descriptive headings herein are
                    --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 6.8.  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 6.9.  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 6.10.  Amendment.  This Agreement may not be amended except by an
                    ---------
instrument in writing signed on behalf of all the parties.

     Section 6.11.  Survival.  The representations, warranties, covenants and
                    --------
agreements of the Company and Investors contained in this Agreement, and all statements contained in this Agreement or any exhibit, attachment or Schedule hereto or any certificate, financial statement or SEC Documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed incorporated in this Agreement and shall constitute representations, warranties, covenants and agreements of the respective party delivering the same. All such representations, warranties, covenants and agreements shall survive the Closing. The Company acknowledges that its representations and warranties in this Agreement shall not be affected or mitigated by any investigation conducted by Investor or its representatives prior to the Closing or any knowledge of any Investor. Each Investor shall use reasonable efforts to notify the Company in the event it discovers information which constitutes a breach of the Company's representations or warranties set forth in Article 2 hereof; provided, however, that the failure of any Investor in any way to provide such notification shall not subject the Investor to any penalty or liability and shall not change the Company's liability with respect to any breach of such representation or warranty.

     Section 6.12.  Certain Definitions.  For purposes of this Agreement, the
                    -------------------
following terms shall have the meanings ascribed to them below:

               (a)  "affiliate" of a person shall mean (i) a person that
                     ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and
(ii) an "associate" as that term is defined in Rule 12b-2 promulgated under the
         ----------
Exchange Act as in effect on the date of execution of this Agreement.

               (b)  "Investors Rights Agreement" means the Investors Rights
                     --------------------------
Agreement dated as of March 8, 2000, as amended through the date hereof, by and among the Company and the Investors.

               (c)  "control" (including the terms "controlling", "controlled
                     -------                        -----------    ----------
by" and "under common control with" or correlative terms) shall mean the
--       -------------------
possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

               (d)  "Documents" means this Agreement, the Amended and Restated
                     --------
Investors Rights Agreement and the Certificate of Designation.

               (e)  "Exchange Act" means the Securities Exchange Act of 1934, as
                     -----------
amended and the rules and regulations promulgated thereunder all as the same shall be as in effect at the time.

               (f)  "Material Adverse Effect" shall mean (i) any adverse change
                     ----------------------
in the condition (financial or otherwise), assets (including without limitation tangible and intangible assets), liabilities, business, or results of operations or prospects of the Company or any of its Subsidiaries, which change, individually or in the aggregate, is material to the Company and its Subsidiaries taken as a whole, or (ii) any event, matter, condition or effect which materially adversely impairs the ability of the Company to perform on a timely basis its obligations under this Agreement or the Company to consummate the transactions contemplated by this Agreement.

               (g)  "person" shall mean and include an individual, a
                     ------
corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

               (h)  "Securities Act" shall mean Securities Act of 1933, as
                     --------------
amended, and all other applicable securities laws and the rules and regulations thereunder as in effect from time to time.

               (i)  "Subsidiaries" means when used with reference to a person, a
                     ------------
corporation or limited liability company, the majority of the outstanding voting securities or membership interests of which are owned directly or indirectly by such person.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

                                  ABC-NACO INC.



                                  By:____________________________________
                                     Name:  Mark F. Baggio
                                     Title: Vice President, General Counsel and
                                            Secretary



                                  INVESTORS:

                                  FURMAN SELZ INVESTORS II L.P.
                                  FS EMPLOYEE INVESTORS LLC
                                  FS PARALLEL FUND L.P.


                                  By:  FS Private Investments III LLC, Manager

                                  By:____________________________________
                                     Name:  James L. Luikart
                                     Title: Managing Member

                                  ING FURMAN-SELZ INVESTORS III LP

                                  ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

                                  ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

                                  By:  FS Private Investments III LLC, Manager

                                  By:____________________________________
                                     Name:  James L. Luikart
                                     Title: Managing Member

                                  By:____________________________________
                                            James Dowling

                                                                       EXHIBIT A

                     Investors and Series B Preferred Stock

-------------------------------------------------------------------------------------------------
                                                       Number of Shares of
                                                       Series B Preferred Stock to be Exchanged
Investors                                              for Series B-1 Preferred Stock
---------                                              ------------------------------
-------------------------------------------------------------------------------------------------
ING Furman Selz Investors III LP                                    104,170.85
-------------------------------------------------------------------------------------------------
ING Barings U.S. Leveraged Equity Plan LLC                           31,679.42
-------------------------------------------------------------------------------------------------
ING Barings U.S. Global Leveraged Equity Plan Ltd.                   13,649.72
-------------------------------------------------------------------------------------------------
Furman Selz Investors II LP                                         131,792.56
-------------------------------------------------------------------------------------------------
FS Employee Investors LLC                                            11,295.56
-------------------------------------------------------------------------------------------------
FS Parallel Fund LP                                                   6,411.88
-------------------------------------------------------------------------------------------------
James Dowling                                                         1,000
-------------------------------------------------------------------------------------------------

                                       1